Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

(949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces First Quarter 2022 Financial Results

San Clemente, CA – May 4, 2022 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the first quarter ended March 31, 2022. Key highlights include:

●	Net sales of $67.7 million in Q1 2022.
●	Glaucoma net sales of $51.5 million and Corneal Health net sales of $16.1 million in Q1 2022.
●	Gross margin of approximately 75% and non-GAAP gross margin of approximately 83% in Q1 2022.
●	Operating expenses of $40.8 million and non-GAAP operating expenses of $69.8 million in Q1 2022.
●	Updated 2022 net sales guidance of $270 million to $275 million, compared to $265 million to $275 million previously.

“I’m pleased with our first quarter performance and execution of our strategies despite a challenging global environment,” said Thomas Burns, Glaukos chairman and chief executive officer. “We continue to successfully invest in and advance our robust pipeline of novel, dropless platform technologies designed to transform vision by disrupting the standard of care and improving outcomes for the benefit of patients worldwide suffering from chronic eye diseases.”

First Quarter 2022 Financial Results

Net sales in the first quarter of 2022 were $67.7 million, compared to $68.0 million in the same period in 2021.

Gross margin for the first quarter of 2022 was approximately 75%, compared to approximately 76% in the same period in 2021. Non-GAAP gross margin for the first quarter of 2022 was approximately 83%, compared to approximately 84% in the same period in 2021.

Selling, general and administrative (SG&A) expenses for the first quarter of 2022 increased 5% to $43.9 million, compared to $41.9 million in the same period in 2021. Non-GAAP SG&A expenses for the first quarter of 2022 increased 6% to $43.1 million, compared to $40.7 million in the same period in 2021.

Research and development (R&D) expenses for the first quarter of 2022 increased 27% to $26.9 million, compared to $21.2 million in the same period in 2021. Non-GAAP R&D expenses for the first quarter of 2022 increased 27% to $26.8 million, compared to $21.1 million in the same period in 2021.

During the first quarter of 2022, the company received a $30.0 million payment related to the company’s settlement of patent litigation with Ivantis, Inc. This receipt was recorded as an offset to GAAP operating expenses in the quarter.

Income from operations in the first quarter of 2022 was $9.8 million, compared to operating loss of $11.8 million in the first quarter of 2021. Non-GAAP loss from operations in the first quarter of 2022 was $13.6 million, compared to non-GAAP operating loss of $4.8 million in the first quarter of 2021.

Net income in the first quarter of 2022 was $5.4 million, or $0.11 per diluted share, compared to a net loss of $16.5 million, or ($0.36) per diluted share, in the first quarter of 2021. Non-GAAP net loss in the first quarter of 2022 was $18.1 million, or ($0.38) per diluted share, compared to non-GAAP net loss of $9.5 million, or ($0.21) per diluted share, in the first quarter of 2021.

The company ended the first quarter of 2022 with approximately $425 million in cash and cash equivalents, short-term investments and restricted cash.

2022 Revenue Guidance

The company expects 2022 net sales to be in the range of $270 million to $275 million.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 888-210-2212 (U.S.) or 646-960-0390 (international) and enter Conference ID 7935742. A replay of the webcast will be archived on the company’s website following completion of the call.

Quarterly Summary Document

The company has posted a document on its Investor Relations website under the “Financials & Filings – Quarterly Results” section titled “Quarterly Summary.” This Quarterly Summary document is designed to provide the investment community with a summarized and easily accessible reference document that details the key facts associated with the quarter, the state of the company’s business objectives and strategies and any forward statements or guidance the company may make. Going forward, this document will be provided alongside the company’s earnings press release and is designed to be read by investors before the regularly scheduled quarterly conference call. As such, beginning with the first quarter of 2022, the conference call will be in a format primarily consisting of a questions and answers session, during which Glaukos will address any queries investors have regarding the company’s results. It is the company’s goal that this change will make its quarterly earnings process more efficient and impactful for the investment community going forward.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012, and has since developed a portfolio of technologically distinct and leverageable platforms to support ongoing pharmaceutical and medical device innovations. Products or product candidates for each of these platforms are designed to advance the standard of care through better treatment options across the areas of glaucoma, corneal disorders and retinal diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business or the economy generally; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, iAccess, iPRIME, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 28, 2022, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which is expected to be filed with the SEC by May 10, 2022. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term “Non-GAAP” to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; significant extraordinary one-time partnering receipts or payments immediately recognized as income or expense and that are not recurring; amortization of debt discount and associated issuance costs related to the company’s convertible senior debt offering; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Net sales	$67,681	$67,968
Cost of sales	17,063	16,633
Gross profit	50,618	51,335
Operating expenses:
Selling, general and administrative	43,949	41,921
Research and development	26,877	21,219
Litigation-related settlement	(30,000)	-
Total operating expenses	40,826	63,140
Income (loss) from operations	9,792	(11,805)
Non-operating expense:
Interest income	287	383
Interest expense	(3,416)	(3,229)
Other expense, net	(960)	(1,539)
Total non-operating expense	(4,089)	(4,385)
Income (loss) before taxes	5,703	(16,190)
Income tax provision	326	279
Net income (loss)	$5,377	$(16,469)

Basic net income (loss) per share	$0.11	$(0.36)

Diluted net income (loss) per share	$0.11	$(0.36)

Weighted average shares used to compute basic net income (loss) per share	47,050	45,709
Weighted average shares used to compute diluted net income (loss) per share	49,506	45,709

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,202	$100,708
Short-term investments	309,211	313,343
Accounts receivable, net	34,804	33,438
Inventory	24,708	23,011
Prepaid expenses and other current assets	16,278	15,626
Total current assets	491,203	486,126
Restricted cash	9,416	9,416
Property and equipment, net	74,708	68,969
Operating lease right-of-use asset	26,539	28,142
Finance lease right-of-use asset	48,417	49,022
Intangible assets, net	326,553	332,781
Goodwill	66,134	66,134
Deposits and other assets	9,100	9,108
Total assets	$1,052,070	$1,049,698

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,998	$7,333
Accrued liabilities	47,598	56,027
Total current liabilities	55,596	63,360
Convertible senior notes	280,370	280,026
Operating lease liability	29,304	29,650
Finance lease liability	72,594	72,699
Deferred tax liability, net	7,312	7,318
Other liabilities	9,330	9,494
Total liabilities	454,506	462,547

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 150,000 shares authorized; 47,117 and 46,993 shares issued and 47,089 and 46,965 shares outstanding
at March 31, 2022 and December 31, 2021, respectively	47	47
Additional paid-in capital	960,870	952,432
Accumulated other comprehensive (loss) income	(3,387)	15
Accumulated deficit	(359,834)	(365,211)
Less treasury stock (28 shares as of March 31, 2022 and December 31, 2021)	(132)	(132)
Total stockholders’ equity	597,564	587,151
Total liabilities and stockholders’ equity	$1,052,070	$1,049,698

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q1 2022				Q1 2021
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$17,063	$(5,551)	(a)	$11,512	$16,633	$(5,600)	(a)	$11,033

Gross Margin	74.8%	8.2%		83.0%	75.5%	8.3%		83.8%

Operating expenses:
Selling, general and administrative	$43,949	$(892)	(b)	$43,057	$41,921	$(1,220)	(b)(e)	$40,701

Research and development	$26,877	$(127)	(c)	$26,750	$21,219	$(150)	(c)	$21,069

Litigation-related settlement	$(30,000)	$30,000	(d)	$-	$-	$-		$-

Income (loss) from operations	$9,792	$(23,430)		$(13,638)	$(11,805)	$6,970		$(4,835)

Net income (loss)	$5,377	$(23,430)	(f)	$(18,053)	$(16,469)	$6,970	(f)	$(9,499)

Basic net income (loss) per share	$0.11	$(0.49)		$(0.38)	$(0.36)	$0.15		$(0.21)

Diluted net income (loss) per share	$0.11	$(0.49)		$(0.38)	$(0.36)	$0.15		$(0.21)

(a)

Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $5.6 million in Q1 2022 and Q1 2021.

(b)

Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $0.9 million in Q1 2022 and $1.0 million in Q1 2021.

(c)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.1 million in Q1 2022 and $0.2 million in Q1 2021.
(d)	Settlement proceeds received related to the Company’s patent infringement litigation.
(e)	Expenses related to the Company’s patent infringement litigation and related matters of $0.2 million.
(f)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company’s U.S. taxable loss positions in both 2022 and 2021.